Exhibit 99.1

LETTER OF TRANSMITTAL

Offers To Exchange

Class A Warrants, Class B Warrants, and Class C Warrants to Acquire Shares of Common Stock of Chesapeake Energy Corporation

for

Shares of Common Stock of Chesapeake Energy Corporation

THE OFFERS (AS DEFINED BELOW) AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., EASTERN DAYLIGHT TIME, ON SEPTEMBER 30, 2022 OR SUCH LATER TIME AND DATE TO WHICH WE MAY EXTEND. WARRANTS OF THE COMPANY TENDERED PURSUANT TO THE OFFERS MAY BE WITHDRAWN PRIOR TO THE APPLICABLE EXPIRATION DATE (AS DEFINED BELOW).

The exchange agent for the Offers is:

EQUINITI TRUST COMPANY

By First Class Mail, Registered or Certified Mail: P.O. Box 64858 St. Paul, Minnesota 55164-0858 Shareholder Services Voluntary Corporate Actions	By Express or Overnight Hand Delivery: 110 Centre Pointe Curve, Suite 101 Mendota Heights, Minnesota 55120 Shareholder Services Voluntary Corporate Actions

THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL, WARRANTS AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH BOOK-ENTRY TRANSFER, IS AT THE OPTION AND RISK OF THE TENDERING WARRANT HOLDER, AND EXCEPT AS OTHERWISE PROVIDED IN THE INSTRUCTIONS BELOW, THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. THE WARRANT HOLDER HAS THE RESPONSIBILITY TO CAUSE THIS LETTER OF TRANSMITTAL, THE TENDERED WARRANTS AND ANY OTHER DOCUMENTS TO BE TIMELY DELIVERED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

PLEASE READ THIS ENTIRE LETTER OF TRANSMITTAL, INCLUDING THE INSTRUCTIONS, CAREFULLY BEFORE COMPLETING THIS LETTER OF TRANSMITTAL.

Chesapeake Energy Corporation (the “Company,” “we,” “our” and “us”), an Oklahoma corporation, has delivered to the undersigned a copy of the Prospectus/Offers to Exchange dated August 31, 2022 (the “Prospectus/Offers to Exchange”) of the Company and the related Letter of Transmittal (as it may be supplemented and amended from time to time, the “Letter of Transmittal”), which together set forth the offers of the Company to the holders of all of our outstanding Class A warrants (the “Class A warrants”), Class B warrants (the “Class B warrants”), and Class C warrants (the “Class C warrants,” and together with the Class A warrants and Class B warrants, the “warrants”), each to purchase shares of common stock, par value $0.01 per share (“Common Stock”), of Chesapeake Energy Corporation (the “Company”), to exchange their warrants for the applicable consideration described below (each an “Offer” and collectively, the “Offers”).

The consideration being offered to warrantholders in the Offers is as follows:

•	with respect to Class A warrants to be exchanged by an exchanging holder, the consideration offered is the Class A Exchange Consideration (as defined below);

•	with respect to Class B warrants to be exchanged by an exchanging holder, the consideration offered is the Class B Exchange Consideration (as defined below); and

•	with respect to Class C warrants to be exchanged by an exchanging holder, the consideration offered is the Class C Exchange Consideration (as defined below).

For the purposes of the Prospectus/Offers to Exchange, the following terms have the meaning ascribed to them:

“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Class A Daily Share Amount” means, for any VWAP Trading Day during the Observation Period, one-tenth (1/10) of the product of (a) the Class A Warrant Entitlement; (b) the Class A Premium; and (c) the quotient obtained by dividing (x) the excess, if any, of the Daily VWAP per share of Common Stock on such VWAP Trading Day over the Class A Strike Price by (y) such Daily VWAP per share of Common Stock. For the avoidance of doubt, the Class A Daily Share Amount will be zero for such VWAP Trading Day if such Daily VWAP per share of Common Stock does not exceed the Class A Strike Price.

“Class A Exchange Consideration” means, with respect to the Class A warrants to be exchanged by such exchanging holder, a number of shares of Common Stock equal to the product of (a) the number of Class A warrants to be exchanged by such exchanging holder; and (b) the sum of the Class A Daily Share Amounts for each day in the Observation Period for such Class A warrant; provided, however, that if the aggregate number of shares of Common Stock deliverable to any exchanging holder is not a whole number, then, in lieu of issuing any fractional share of Common Stock, the number of shares of Common Stock issuable will be rounded up to the nearest whole number.

“Class A Premium” means 1.04.

“Class A Strike Price” means $25.096.

“Class A Warrant Entitlement” means 1.12.

“Class B Daily Share Amount” means, for any VWAP Trading Day during the Observation Period, one-tenth (1/10) of the product of (a) the Class B Warrant Entitlement; (b) the Class B Premium; and (c) the quotient obtained by dividing (x) the excess, if any, of the Daily VWAP per share of Common Stock on such VWAP Trading Day over the Class B Strike Price by (y) such Daily VWAP per share of Common Stock. For the avoidance of doubt, the Class B Daily Share Amount will be zero for such VWAP Trading Day if such Daily VWAP per share of Common Stock does not exceed the Class B Strike Price.

“Class B Exchange Consideration” means, with respect to the Class B warrants to be exchanged by such exchanging holder, a number of shares of Common Stock equal to the product of (a) the number of Class B warrants to be exchanged by such exchanging holder; and (b) the sum of the Class B Daily Share Amounts for each day in the Observation Period for such Class B warrant; provided, however, that if the aggregate number of shares of Common Stock deliverable to any exchanging holder is not a whole number, then, in lieu of issuing any fractional share of Common Stock, the number of shares of Common Stock issuable will be rounded up to the nearest whole number.

“Class B Premium” means 1.05.

“Class B Strike Price” means $29.182.

“Class B Warrant Entitlement” means 1.12.

“Class C Daily Share Amount” means, for any VWAP Trading Day during the Observation Period, one-tenth (1/10) of the product of (a) the Class C Warrant Entitlement; (b) the Class C Premium; and (c) the quotient obtained by dividing (x) the excess, if any, of the Daily VWAP per share of Common Stock on such VWAP Trading Day over the Class C Strike Price by (y) such Daily VWAP per share of Common Stock. For the avoidance of doubt, the Class C Daily Share Amount will be zero for such VWAP Trading Day if such Daily VWAP per share of Common Stock does not exceed the Class C Strike Price.

“Class C Exchange Consideration” means, with respect to the Class C warrants to be exchanged by such exchanging holder, a number of shares of Common Stock equal to the product of (a) the number of Class C warrants to be exchanged by such exchanging holder; and (b) the sum of the Class C Daily Share Amounts for each day in the Observation Period for such Class C warrant; provided, however, that if the aggregate number of shares of Common Stock deliverable to any exchanging holder is not a whole number, then, in lieu of issuing any fractional share of Common Stock, the number of shares of Common Stock issuable will be rounded up to the nearest whole number.

“Class C Premium” means 1.065.

“Class C Strike Price” means $32.860.

“Class C Warrant Entitlement” means 1.12.

“Daily VWAP” means, for any VWAP Trading Day, the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “CHK <EQUITY> AQR” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or, if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such VWAP Trading Day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm selected by the Company). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

“Observation Period” means the ten consecutive VWAP Trading Days immediately preceding October 1, 2022.

“VWAP Market Disruption Event” means, with respect to any date, (a) the failure by the principal U.S. national or regional securities exchange on which the Common Stock is then listed, or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, the principal other market on which the Common Stock is then traded, to open for trading during its regular trading session on such date; or (b) the occurrence or existence, for more than one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options, contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.

“VWAP Trading Day” means a day on which (a) there is no VWAP Market Disruption Event; and (b) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, then “VWAP Trading Day” means a Business Day.

For the avoidance of doubt, if a holder exchanges more than one (1) warrant of a particular series in the applicable Offer, then the consideration due in respect of such exchange of such series of warrants will (in the case of any warrants held through Depository Trust Company (“DTC”), to the extent permitted by, and practicable under, DTC’s procedures) be computed based on the total number of warrants of such series exchanged by such holder..

The Offers are being made to all holders of our publicly traded Class A warrants (the “Class A Warrants Offer”), Class B warrants (the “Class B Warrants Offer”), and Class C warrants (the “Class C Warrants Offer”) that were originally issued upon our emergence from Chapter 11 Bankruptcy on February 9, 2021. Currently, each holder of a Class A warrant is entitled to purchase 1.12 shares of the Company’s Common Stock for $25.096 per share, each holder of a Class B warrant is entitled to purchase 1.12 shares of the Company’s Common Stock for $29.182 per share, and each holder of a Class C warrant is entitled to purchase 1.12 shares of the Company’s Common Stock for $32.860 per share. As of August 17, 2022, there were 9,751,853 Class A warrants, 12,290,669 Class B warrants and 11,269,865 Class C warrants outstanding.

Our Common Stock, Class A warrants, Class B warrants and Class C warrants are listed on The Nasdaq Stock Market LLC (“NASDAQ”) under the symbols “CHK,” “CHKEW,” “CHKEZ” and “CHKEL,” respectively. The Class A warrants are governed by that certain Warrant Agreement, dated as of February 9, 2021 (the “Class A Warrant Agreement”), between the Company and Equiniti Trust Company, as warrant agent (the “Warrant Agent”); the Class B warrants are governed by that certain Warrant Agreement, dated as of February 9, 2021 (the “Class B Warrant Agreement”), between the Company and the Warrant Agent; and the Class C warrants are governed by that certain Warrant Agreement, dated as of February 9, 2021 (the “Class C Warrant Agreement,” and together with the Class A Warrant Agreement and Class B Warrant Agreement, the “Warrant Agreements”), between the Company and the Warrant Agent.

No fractional shares of Common Stock will be issued pursuant to the Offers. In lieu of issuing fractional shares, any holder of warrants who would otherwise have been entitled to receive fractional shares pursuant to an Offer will receive an amount of Common Stock calculated in accordance with the definitions of Class A Exchange Consideration, Class B Exchange Consideration or Class C Exchange Consideration, as applicable. Our obligation to complete the Offers are not conditioned on the receipt of a minimum number of tendered warrants. None of the Offers is conditioned on the completion of any other Offer.

Warrants not exchanged for the applicable exchange consideration pursuant to the Offers will remain outstanding subject to their current terms. We reserve the right in the future to repurchase any of the warrants, as applicable, at prices or terms different than what is offered in the Offers, subject to applicable law.

Each Offer is made solely upon the terms and conditions in this Prospectus/Offers to Exchange and in the related letter of transmittal (as it may be supplemented and amended from time to time, the “Letter of Transmittal”). Each Offer will be open until 11:59 p.m., New York City time, on September 30, 2022, or such later time and date to which we may extend (the period during which an Offer is open, giving effect to any withdrawal or extension, is referred to as an “Offer Period,” and the date and time at which an Offer Period ends is referred to as an “Expiration Date”). The Offers are not being made to those holders who reside in states or other jurisdictions where an offer, solicitation or sale would be unlawful.

We may withdraw an Offer only if the conditions to such Offer are not satisfied or waived prior to the applicable Expiration Date. Promptly upon any such withdrawal, we will return the tendered warrants to the holders.

This Letter of Transmittal is to be used to accept an Offer if the applicable warrants are to be tendered by effecting a book-entry transfer into the exchange agent’s account at the Depository Trust Company (“DTC”) and instructions are not being transmitted through DTC’s Automated Tender Offer Program (“ATOP”). Except in instances where a holder intends to tender warrants through ATOP, the holder should complete, execute and deliver this Letter of Transmittal to indicate the action it desires to take with respect to an Offers.

Holders of warrants tendering warrants by book-entry transfer to the exchange agent’s account at DTC may execute the tender through ATOP, and in that case need not complete, execute and deliver this Letter of Transmittal. DTC participants accepting an Offer may transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the exchange agent’s account at DTC. DTC will then send an “Agent’s Message” to the exchange agent for its acceptance. Delivery of the Agent’s Message by DTC will satisfy the terms of an Offer as to execution and delivery of a Letter of Transmittal by the DTC participant identified in the Agent’s Message.

As used in this Letter of Transmittal with respect to the tender procedures set forth herein, the term “registered holder” means any person in whose name warrants are registered on the books of the Company or who is listed as a participant in a clearing agency’s security position listing with respect to the warrants.

THE OFFERS ARE NOT MADE TO THOSE HOLDERS WHO RESIDE IN STATES OR OTHER JURISDICTIONS WHERE AN OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL.

PLEASE SEE THE INSTRUCTIONS TO THIS LETTER OF TRANSMITTAL BEGINNING ON PAGE 10 FOR THE PROPER USE AND DELIVERY OF THIS LETTER OF TRANSMITTAL.

DESCRIPTION OF WARRANTS TENDERED

List below the warrants to which this Letter of Transmittal relates. If the space below is inadequate, list the registered warrant certificate numbers on a separate signed schedule and affix the list to this Letter of Transmittal.

Name(s), Address(es) and Class of Registered Holder(s) of Warrants	Number of Warrants Tendered
Total:

☐	CHECK HERE IF THE WARRANTS LISTED ABOVE ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH DTC AND COMPLETE THE FOLLOWING (FOR USE BY ELIGIBLE INSTITUTIONS ONLY):

Name of Tendering Institution:
Account Number:
Transaction Code Number:

By crediting the warrants to the exchange agent’s account at DTC using ATOP and by complying with applicable ATOP procedures with respect to an Offer, including, if applicable, transmitting to the exchange agent an Agent’s Message in which the holder of the warrants acknowledges and agrees to be bound by the terms of, and makes the representations and warranties contained in, this Letter of Transmittal, the participant in DTC confirms on behalf of itself and the beneficial owner(s) of such warrants all provisions of this Letter of Transmittal applicable to it and such beneficial owner(s) as fully as if it had completed the required information and executed and transmitted this Letter of Transmittal to the exchange agent.

NOTE: SIGNATURES MUST BE PROVIDED BELOW. PLEASE READ THE

ACCOMPANYING INSTRUCTIONS CAREFULLY.

Chesapeake Energy Corporation

c/o Equiniti Trust Company, as exchange agent

Shareowner Services

Voluntary Corporate Actions

P.O. Box 64858

St. Paul, Minnesota 55164-0858

Upon and subject to the terms and conditions set forth in the Prospectus/Offers to Exchange and in this Letter of Transmittal, receipt of which is hereby acknowledged, the undersigned hereby:

(i)	tenders to the Company for exchange pursuant to an Offer the number of warrants indicated above under “Description of Warrants Tendered — Number of Warrants Tendered;” and

(ii)	subscribes for the number of shares of Common Stock described in the Prospectus/Offers to Exchange upon the exchange of such tendered warrants pursuant to an Offer.

Except as stated in the Prospectus/Offers to Exchange, the tender made hereby is irrevocable. The undersigned understands that this tender will remain in full force and effect unless and until such tender is withdrawn and revoked in accordance with the procedures set forth in the Prospectus/Offers to Exchange and this Letter of Transmittal. The undersigned understands that this tender may not be withdrawn after the applicable Expiration Date, and that a notice of withdrawal will be effective only if delivered to the exchange agent in accordance with the specific withdrawal procedures set forth in the Prospectus/Offers to Exchange.

If the undersigned holds warrants for beneficial owners, the undersigned represents that it has received from each beneficial owner thereof a duly completed and executed form of “Instructions Form” in the form attached to the “Letter to Clients of Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees,” which was sent to the undersigned by the Company with this Letter of Transmittal, instructing the undersigned to take the action described in this Letter of Transmittal.

If the undersigned is not the registered holder of the warrants indicated under “Description of Warrants Tendered” above or such holder’s legal representative or attorney-in-fact (or, in the case of warrants held through DTC, the DTC participant for whose account such warrants are held), then the undersigned has obtained a properly completed irrevocable proxy that authorizes the undersigned (or the undersigned’s legal representative or attorney-in fact) to deliver a consent in respect of such warrants on behalf of the holder thereof, and such proxy is being delivered to the exchange agent with this Letter of Transmittal.

The undersigned understands that, upon and subject to the terms and conditions set forth in the Prospectus/Offers to Exchange and this Letter of Transmittal, warrants properly tendered and not withdrawn that are accepted for exchange will be exchanged for shares of Common Stock. The undersigned understands that, under certain circumstances, the Company may not be required to accept any of the warrants tendered (including any warrants tendered after the applicable Expiration Date). If any warrants are not accepted for exchange for any reason or if tendered warrants are withdrawn, such unexchanged or withdrawn warrants will be returned without expense to the tendering holder.

A holder may revoke his, her or its consent at any time prior to the applicable Expiration Date by withdrawing the warrants he or she have tendered.

Subject to, and effective upon, the Company’s acceptance of the undersigned’s tender of warrants for exchange pursuant to each applicable Offer as indicated under “Description of Warrants Tendered — Number of Warrants Tendered” above, the undersigned hereby:

(i)	assigns and transfers to, or upon the order of, the Company, all right, title and interest in and to, and any and all claims in respect of or arising or having arisen as a result of the undersigned’s status as a holder of, such warrants;

(ii)	waives any and all rights with respect to such warrants;

(iii)	releases and discharges the Company from any and all claims the undersigned may have now, or may have in the future, arising out of or related to such warrants;

(iv)	acknowledges that each Offer is discretionary and may be extended, modified, suspended or terminated by the Company as provided in the Prospectus/Offers to Exchange; and

(v)	acknowledges the future value of the warrants is unknown and cannot be predicted with certainty.

The undersigned understands that tenders of warrants pursuant to any of the procedures described in the Prospectus/Offers to Exchange and in the instructions in this Letter of Transmittal, if and when accepted by the Company, will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the Offers.

Effective upon acceptance for exchange, the undersigned hereby irrevocably constitutes and appoints the exchange agent, acting as agent for the Company, as the true and lawful agent and attorney-in-fact of the undersigned with respect to the warrants tendered hereby, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to:

(i)	transfer ownership of such warrants on the account books maintained by DTC together with all accompanying evidences of transfer and authenticity to or upon the order of the Company;

(ii)	present such warrants for transfer of ownership on the books of the Company;

(iii)	cause ownership of such warrants to be transferred to, or upon the order of, the Company on the books of the Company or its agent and deliver all accompanying evidences of transfer and authenticity to, or upon the order of, the Company; and

(iv)	receive all benefits and otherwise exercise all rights of beneficial ownership of such warrants;

all in accordance with the terms of each applicable Offer, as described in the Prospectus/Offers to Exchange and this Letter of Transmittal.

The undersigned hereby represents, warrants and agrees that:

(i)	the undersigned has full power and authority to tender the warrants tendered hereby and to sell, exchange, assign and transfer all right, title and interest in and to such warrants;

(ii)	the undersigned has full power and authority to subscribe for all of the shares of Common Stock issuable pursuant to each applicable Offer in exchange for the warrants tendered hereby;

(iii)	the undersigned has good, marketable and unencumbered title to the warrants tendered hereby, and upon acceptance of such warrants by the Company for exchange pursuant to each applicable Offer the Company will acquire good, marketable and unencumbered title to such warrants, in each case free and clear of any security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations of any kind, and not subject to any adverse claim;

(iv)	the undersigned will, upon request, execute and deliver any additional documents deemed by the Company or the exchange agent to be necessary or desirable to complete and give effect to the transactions contemplated hereby;

(v)	the undersigned has received and reviewed the Prospectus/Offers to Exchange and this Letter of Transmittal;

(vi)	the undersigned acknowledges that none of the Company, the information agent, the exchange agent, the dealer managers or any person acting on behalf of any of the foregoing has made any statement, representation or warranty, express or implied, to the undersigned with respect to the Company, each applicable Offer, the warrants, or the shares of Common Stock, other than the information included in the Prospectus/Offers to Exchange (as amended or supplemented prior to the applicable Expiration Date);

(vii)	the terms and conditions of the Prospectus/Offers to Exchange shall be deemed to be incorporated in, and form a part of, this Letter of Transmittal, which shall be read and construed accordingly;

(viii)	the undersigned understands that tenders of warrants pursuant to each applicable Offer and in the instructions hereto constitute the undersigned’s acceptance of the terms and conditions of each applicable Offer;

(ix)	the undersigned is voluntarily participating in each applicable Offer; and

(x)	the undersigned agrees to all of the terms of each applicable Offer.

Unless otherwise indicated under “Special Issuance Instructions” below, the Company will issue in the name(s) of the undersigned as indicated under “Description of Warrants Tendered” above, the shares of Common Stock to which the undersigned is entitled pursuant to the terms of the Offer in respect of the warrants tendered and exchanged pursuant to this Letter of Transmittal. If the “Special Issuance Instructions” below are completed, the Company will issue such shares of Stock in the name of the person or account indicated under “Special Issuance Instructions.”

The undersigned agrees that the Company has no obligation under the “Special Issuance Instructions” provision of this Letter of Transmittal to effect the transfer of any warrants from the holder(s) thereof if the Company does not accept for exchange any of the warrants tendered pursuant to this Letter of Transmittal.

The acknowledgments, representations, warranties and agreements of the undersigned in this Letter of Transmittal will be deemed to be automatically repeated and reconfirmed on and as of each Expiration Date and as of the completion of each Offer. The authority conferred or agreed to be conferred in this Letter of Transmittal shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Letter of Transmittal shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

The undersigned acknowledges that the undersigned has been advised to consult with its own legal counsel and other advisors (including tax advisors) as to the consequences of participating or not participating in each applicable Offer.

SPECIAL ISSUANCE INSTRUCTIONS

(SEE INSTRUCTIONS, INCLUDING

INSTRUCTIONS 3, 4 AND 5)

To be completed ONLY if the shares of Common Stock issued pursuant to each applicable Offer in exchange for warrants tendered hereby and any warrants delivered to the exchange agent herewith but not tendered and exchanged pursuant to each applicable Offer, are to be issued in the name of someone other than the undersigned. Issue all such shares of Common Stock and untendered warrants to:

Name:

Address:

(PLEASE PRINT OR TYPE)

(INCLUDE ZIP CODE)

(TAX IDENTIFICATION OR SOCIAL SECURITY NUMBER)

IMPORTANT: PLEASE SIGN HERE

(SEE INSTRUCTIONS AND ALSO COMPLETE ACCOMPANYING IRS FORM W-9

OR APPROPRIATE IRS FORM W-8)

By completing, executing and delivering this Letter of Transmittal, the undersigned hereby tenders the warrants indicated in the table above entitled “Description of Warrants Tendered.”

SIGNATURES REQUIRED

Signature(s) of Registered Holder(s) of Warrants

X

X

Date:

(The above lines must be signed by the registered holder(s) of warrants as the name(s) appear(s) on the warrants or on a security position listing, or by person(s) authorized to become registered holder(s) by a properly completed assignment from the registered holder(s), a copy of which must be transmitted with this Letter of Transmittal. If warrants to which this Letter of Transmittal relates are held of record by two or more joint holders, then all such holders must sign this Letter of Transmittal. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, then such person must set forth his or her full title below and, unless waived by the Company, submit evidence satisfactory to the Company of such person’s authority so to act. See Instruction 3 regarding the completion and execution of this Letter of Transmittal.)

Name:

Capacity:

Address:

Area Code and Telephone Number:

(PLEASE PRINT OR TYPE)

(INCLUDE ZIP CODE)

GUARANTEE OF SIGNATURE(S) (IF REQUIRED)

(SEE INSTRUCTIONS, INCLUDING INSTRUCTION 4)

Certain signatures must be guaranteed by Eligible Institution.

Signature(s) guaranteed by an Eligible Institution:

Authorized Signature

Title

Name of Firm

Address, Including Zip Code

Area Code and Telephone Number

Date:

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFERS

1. Delivery of Letter of Transmittal and Warrants. This Letter of Transmittal is to be used only if tenders of warrants are to be made by book-entry transfer to the exchange agent’s account at DTC and instructions are not being transmitted through ATOP with respect to such tenders.

Warrants may be validly tendered pursuant to the procedures for book-entry transfer as described in the Prospectus/Offers to Exchange. In order for warrants to be validly tendered by book-entry transfer, the exchange agent must receive the following prior to the applicable Expiration Date, except as otherwise permitted by use of the procedures for guaranteed delivery as described below:

(i)	timely confirmation of the transfer of such warrants to the exchange agent’s account at DTC (a “Book-Entry Confirmation”);

(ii)	either a properly completed and duly executed Letter of Transmittal, or a properly transmitted “Agent’s Message” if the tendering Warrant holder has not delivered a Letter of Transmittal; and

(iii)	any other documents required by this Letter of Transmittal.

The term “Agent’s Message” means a message, transmitted by DTC to, and received by, the exchange agent and forming a part of a Book-Entry Confirmation, which states that DTC has received an express acknowledgment from the participant in DTC exchanging the warrants that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that the Company may enforce such agreement against the participant. If you are tendering by book-entry transfer, you must expressly acknowledge that you have received and agree to be bound by the Letter of Transmittal and that the Letter of Transmittal may be enforced against you.

Delivery of a Letter of Transmittal to the Company or DTC will not constitute valid delivery to the exchange agent. No Letter of Transmittal should be sent to the Company or DTC.

THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL, TENDERED WARRANTS AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH DTC AND ANY ACCEPTANCE OR AGENT’S MESSAGE DELIVERED THROUGH ATOP, IS AT THE OPTION AND RISK OF THE TENDERING WARRANT HOLDER, AND EXCEPT AS OTHERWISE PROVIDED IN THESE INSTRUCTIONS, THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. THE WARRANT HOLDER HAS THE RESPONSIBILITY TO CAUSE THIS LETTER OF TRANSMITTAL, THE TENDERED WARRANTS AND ANY OTHER DOCUMENTS TO BE TIMELY DELIVERED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

Neither the Company nor the exchange agent is under any obligation to notify any tendering holder of the Company’s acceptance of tendered warrants.

2. Guaranteed Delivery. Warrant holders desiring to tender warrants pursuant to each applicable Offer but whose warrants cannot otherwise be delivered with all other required documents to the exchange agent prior to the applicable Expiration Date may nevertheless tender warrants, as long as all of the following conditions are satisfied:

(i)	the tender must be made by or through an “Eligible Institution” (as defined in Instruction 4);

(ii)	a properly completed and duly executed Notice of Guaranteed Delivery in the form provided by the Company to the undersigned with this Letter of Transmittal (with any required signature guarantees) must be received by the exchange agent, at its address set forth in this Letter of Transmittal, prior to the applicable Expiration Date; and

(iii)	a confirmation of a book-entry transfer into the exchange agent’s account at DTC of all warrants delivered electronically, in each case together with a properly completed and duly executed Letter of Transmittal with any required signature guarantees (or, in the case of a book-entry transfer without delivery of a Letter of Transmittal, an Agent’s Message), and any other documents required by this Letter of Transmittal, must be received by the exchange agent within two days that the NASDAQ is open for trading after the date the exchange agent receives such Notice of Guaranteed Delivery, all as provided in the Prospectus/Offers to Exchange.

A Warrant holder may deliver the Notice of Guaranteed Delivery by facsimile transmission or mail to the exchange agent.

Except as specifically permitted by the Prospectus/Offers to Exchange, no alternative or contingent exchanges will be accepted.

3. Signatures on Letter of Transmittal and other Documents. For purposes of the tender and consent procedures set forth in this Letter of Transmittal, the term “registered holder” means any person in whose name warrants are registered on the books of the Company or who is listed as a participant in a clearing agency’s security position listing with respect to the warrants.

If this Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or others acting in a fiduciary or representative capacity, such person must so indicate when signing and, unless waived by the Company, must submit to the exchange agent proper evidence satisfactory to the Company of the authority so to act.

4. Guarantee of Signatures. No signature guarantee is required if:

(i)	this Letter of Transmittal is signed by the registered holder of the warrants and such holder has not completed the box entitled “Special Issuance Instructions”; or

(ii)	such warrants are tendered for the account of an Eligible Institution. An “Eligible Institution” is a bank, broker dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity that is an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended.

IN ALL OTHER CASES, AN ELIGIBLE INSTITUTION MUST GUARANTEE ALL SIGNATURES ON THIS LETTER OF TRANSMITTAL BY COMPLETING AND SIGNING THE TABLE ENTITLED “GUARANTEE OF SIGNATURE(S)” ABOVE.

5. Warrants Tendered. Any Warrant holder who chooses to participate in each applicable Offer may exchange some or all of such holder’s warrants pursuant to the terms of each applicable Offer.

6. Inadequate Space. If the space provided under “Description of Warrants Tendered” is inadequate, the name(s) and address(es) of the registered holder(s), number of warrants being delivered herewith, and number of such warrants tendered hereby should be listed on a separate, signed schedule and attached to this Letter of Transmittal.

7. Transfer Taxes. The Company will pay all transfer taxes, if any, applicable to the transfer of warrants to the Company in each applicable Offer. If transfer taxes are imposed for any other reason, the amount of those transfer taxes, whether imposed on the registered holder or any other persons, will be payable by the tendering holder. Other reasons transfer taxes could be imposed include:

(i)	If shares of Common Stock are to be registered or issued in the name of any person other than the person signing this Letter of Transmittal; or

(ii)	if tendered warrants are registered in the name of any person other than the person signing this Letter of Transmittal.

If satisfactory evidence of payment of or exemption from those transfer taxes is not submitted with this Letter of Transmittal, the amount of those transfer taxes will be billed directly to the tendering holder and/or withheld from any payment due with respect to the warrants tendered by such holder.

8. Validity of Tenders. All questions as to the number of warrants to be accepted, and the validity, form, eligibility (including time of receipt) and acceptance of any tender of warrants will be determined by the Company in its sole discretion, which determinations shall be final and binding on all parties. The Company reserves the absolute right to reject any or all tenders of warrants it determines not to be in proper form or to reject those warrants, the acceptance of which may, in the opinion of the Company’s counsel, be unlawful. The Company also reserves the absolute right to waive any defect or irregularity in the tender of any particular warrants, whether or not similar defects or irregularities are waived in the case of other tendered warrants. The Company’s interpretation of the terms and conditions of each applicable Offer (including this Letter of Transmittal and the instructions hereto) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of warrants must be cured within such time as the Company shall determine. None of the Company, the exchange agent, the information agent, the dealer managers or any other person is or will be obligated to give notice of any defects or irregularities in tenders of warrants, and none of them will incur any liability for failure to give any such notice. Tenders of warrants will not be deemed to have been validly made until all defects and irregularities have been cured or waived. Any warrants received by the exchange agent that are not validly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the holders, unless otherwise provided in this Letter of Transmittal, as soon as practicable following the applicable Expiration Date. Warrants holders who have any questions about the procedure for tendering warrants in each applicable Offer should contact the information agent at the address and telephone number indicated herein.

9. Waiver of Conditions. The Company reserves the absolute right to waive any condition, other than as described in the section of the Prospectus/Offers to Exchange entitled “The Offers— General Terms — Conditions to the Offers.”

10. Withdrawal. Tenders of warrants may be withdrawn only pursuant to the procedures and subject to the terms set forth in the section of the Prospectus/Offers to Exchange entitled “The Offers— Withdrawal Rights.” Warrants holders can withdraw tendered warrants at any time prior to the applicable Expiration Date, and warrants that the Company has not accepted for exchange by October 10, 2022, may thereafter be withdrawn at any time after such date until such warrants are accepted by the Company for exchange pursuant to an Offer. Except as otherwise provided in the Prospectus/Offers to Exchange, in order for the withdrawal of warrants to be effective, a written notice of withdrawal satisfying the applicable requirements for withdrawal set forth in the section of the Prospectus/Offers to Exchange entitled “The Offers— Withdrawal Rights” must be timely received from the holder by the exchange agent at its address stated herein, together with any other information required as described in such section of the Prospectus/Offers to Exchange. All questions as to the form and validity (including time of receipt) of any notice of withdrawal will be determined by the Company, in its reasonable discretion, and its determination shall be final and binding. None of the Company, the exchange agent, the information agent, the dealer managers or any other person is under any duty to give notification of any defect or irregularity in any notice of withdrawal or will incur any liability for failure to give any such notification. Any warrants properly withdrawn will be deemed not to have been validly tendered for purposes of an Offer. However, at any time prior to the applicable Expiration Date, a arrant holder may re-tender withdrawn warrants by following the applicable procedures discussed in the Prospectus/Offers to Exchange and this Letter of Transmittal. Consents may be revoked only by withdrawing the related warrants and the withdrawal of any warrants will automatically constitute a revocation of the related consents.

11. Questions and Requests for Assistance and Additional Copies. Please direct questions or requests for assistance, or additional copies of the Prospectus/Offers to Exchange, Letter of Transmittal or other materials, in writing to the information agent for the Offers at:

The information agent for the Offers is:

D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, New York 10005
Individuals, please call toll-free: 1 (877) 732-3617
Banks and brokerage, please call: 1 (212) 269-5550
Email: chk@dfking.com

IMPORTANT: THIS LETTER OF TRANSMITTAL, OR THE “AGENT’S MESSAGE” (IF TENDERING PURSUANT TO THE PROCEDURES FOR BOOK-ENTRY TRANSFER WITHOUT EXECUTION AND DELIVERY OF A LETTER OF TRANSMITTAL), TOGETHER WITH THE TENDERED WARRANTS AND ALL OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY THE EXCHANGE AGENT ON OR PRIOR TO 11:59 P.M., EASTERN DAYLIGHT TIME, ON THE EXPIRATION DATE, UNLESS A NOTICE OF GUARANTEED DELIVERY IS RECEIVED BY THE EXCHANGE AGENT BY SUCH DATE.

The exchange agent for the Offers is:

Equiniti Trust Company

Shareowner Services
Voluntary Corporate Actions
P.O. Box 64858
St. Paul, Minnesota 55164-0858

Questions or requests for assistance may be directed to the information agent at the address and telephone number listed below. Additional copies of the Prospectus/Offers to Exchange, this Letter of Transmittal and the Notice of Guaranteed Delivery may also be obtained from the information agent. Any warrant holder may also contact its broker, dealer, commercial bank or trust company for assistance concerning the Offers.

The information agent for the Offers is:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, New York 10005

Individuals, please call toll-free: 1 (877) 732-3617

Banks and brokerage, please call: 1 (203) 269-5550

Email: chk@dfking.com